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                                                                   EXHIBIT 10.38

                             CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT (this "Agreement") is entered into as of the 12th day of March, 1998, (the "Effective Date") by and among ELECTRIC FUEL CORPORATION, a Delaware corporation ("EFC"); ELECTRIC FUEL LIMITED, an Israeli company ("EFL" and together with EFC, the "Company"), and Shampi LTD., an Israeli company registered under number 51-236991-9 (the "Consultant").

     WHEREAS, Menachem Korall, an employee of the Consultant, has special expertise in connection with matters relevant to the technology and business of the Company; and

     WHEREAS, the Company is interested in obtaining certain consulting services from the Consultant, and the Consultant is willing to provide such services, subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows:

     1.   TERM.  This Agreement shall commence on the date hereof and shall
          ----
continue in force until April 10, 2000 (the "Term"). Thereafter, the term of this Agreement may be renewed upon the mutual agreement of the parties.

     2.   SCOPE OF SERVICES.
          -----------------

     2.1 THE SERVICES. The Consultant shall, as soon as practicable, prepare two written reports during the term of this Agreement without any assistance, secretarial or otherwise, from the Company. The first report shall describe the operations and maintenance of the Company' existing vehicle battery product. The second report will outline a proposal for a new battery project. The Company hereby declares that it has received and reviewed an outline form of the reports and agrees that this outline will serve as the basis for the reports. The Consultant agrees to be available to provide an oral explanation of the reports to the Company. Notwithstanding the time it takes the Consultant to complete the reports, the Consultant shall be bound by the terms of Sections 4 and 6 during the entire term of this Agreement and for a period of 12 months thereafter.

     2.2 INDEPENDENT CONTRACTOR STATUS. The Company and the Consultant agree that the Consultant is an "independent contractor" and that except as otherwise stated in this Agreement, the Company shall have no right to control or direct the manner in which Consultant performs its duties and services under this Agreement. The Consultant understands and agrees that except as specifically provided in this Agreement, the Company does not grant to the Consultant the right or authority to make or give any agreement, statement, representation, warranty or other commitment, or to create any obligation of any kind, on behalf of the Company. This Agreement shall not be construed to create any relationship of employment, association, partnership or joint venture between the Company and the Consultant, nor shall it be construed to create any relationship other than that of principal and independent contractor between the Company and the Consultant. Neither the Consultant nor any of the Consultant's employees is an employee of the
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Company, and the Company shall not be obligated to treat the Consultant or any of its employees as an employee.

     3.   REMUNERATION
          ------------

     3.1 PAYMENTS TO CONSULTANT. In consideration for services to be performed by Consultant, the Company shall make the following payments to Consultant:

          (A) INITIAL PAYMENT. Within fifteen (15) days of the Effective Date, the Company shall pay to Consultant an initial payment in the amount of the NIS equivalent of $31,500 (thirty-one thousand five hundred US dollars) plus any applicable Value Added Tax.

          (B) MONTHLY PAYMENTS. The Company shall in addition pay to Consultant twenty-four (24) equal monthly payments of (i) the NIS equivalent of $6,000 (six thousand dollars) plus (ii) the Lease Fee as defined in Section 3.3 below, plus
(iii) any applicable Value Added Tax each. These payments shall be made on the 10th of each calendar month or the first Israeli business day thereafter, commencing on April 10, 1998, until March 10, 2000.

          (C) FINAL PAYMENT. On April 10, 2000, the Company shall pay to Consultant an additional and final payment in the amount of the NIS equivalent of $31,500 (thirty-one thousand five hundred US dollars) plus any applicable Value Added Tax.

     3.2 VALUE ADDED TAX. All payments made under Section 3.1 shall be paid in exchange for, and contingent upon the receipt of an appropriate Value Added Tax invoice and receipt.

     3.3 MOTOR VEHICLE. The Company hereby leases to Consultant a a 1997 Mitsubishi Super Lancer (the "Motor Vehicle"), for a period of twenty-four (24) months from February 1, 1998, subject to the following terms:

          (A) During the term of the lease, Consultant shall pay to the Company a monthly leasing fee, on the 10th of each calendar month or the first Israeli business day thereafter, to be determined by the Company but not to exceed $600 (the "Lease Fee").

          (B) From and after February 1, 1998, Consultant shall be responsible for all expenses incurred in connection with the maintenance, repair, operation, insurance and licensing of the Motor Vehicle, and Consultant shall reimburse the Company for the pro rata portion of all expenses related to the lease period that were prepaid by the Company prior to such date, except for mandatory insurance which shall be for the account of the Company. Consultant undertakes to keep the Motor Vehicle in good repair, and to take such steps as a reasonable person would take to preserve the value of the Motor Vehicle.

          (C) On February 1, 2000, Consultant shall have the option, which may be exercised by prior written notice to the Company, to purchase the Motor Vehicle for its market price, as listed and calculated in accordance with the Motor Vehicle Guide published by Yitzchak Levi. In the case of the Mitsubishi Super
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Lancer, such calculation shall include a deduction of 20% as a result of the
Motor Vehicle having been registered in the name of the Company. In the case of the Chrysler Voyager, such calculation shall include a discount of 5%.

     3.4 CELLULAR PHONE. The Company shall transfer to Consultant the ownership of the mobile phone currently in the use of Consultant (the "Cellular Phone"). Consultant shall be responsible for all expenses incurred in connection with the Cellular Phone after the line is tranferred to the name of the Consultant.

     3.5 TAXES. The Company will withhold from all payments made pursuant to this Agreement such amounts as are required by law. If the Israeli income tax authorities shall determine that the Company was required to pay additional withholding taxes in connection with any of the payments set forth in this
Section 3, Consultant shall indemnify the Company in full for all such additional withholding taxes.

     4.   CONFIDENTIALITY.
          ---------------

     4.1 PROPRIETARY INFORMATION. The Consultant recognizes and acknowledges that the designs, inventions, improvements, business information, customer lists, business strategy, financial information, trade secrets, software systems (including specifications, programs and documentation), the methods and data, and the developments, and works of authorship, which the Company or its subsidiaries uses, owns, plans or develops (whether for their own use or for use by their clients) are confidential and are the property of the Company. All of these materials and information, other than material or information then already in the public domain through no act or omission by the Consultant, will be referred to below as "Proprietary Information."

     4.2 NON-DISCLOSURE. Consultant agrees that, except as directed by the Company, Consultant will not during or after the Consultant's service with the Company disclose to any person or entity or use, directly or indirectly for Consultant's own benefit or the benefit of others, any Proprietary Information, or permit any person to examine or make copies of any documents which may contain or be derived from Proprietary Information.

     4.3 CONFIDENTIAL INFORMATION OF OTHERS. Consultant will not use, disclose to the Company, or induce the Company to use, during his service with the Company, any confidential information or documents belonging to others.

     4.4 This obligation shall be binding on all employees, officers, subsidiaries, affiliates or successors of the Consultant and shall continue for a period of five (5) years from the date that the Proprietary Information is provided to the Consultant, regardless of whether this Agreement has been terminated.

     5.   INTELLECTUAL PROPERTY RIGHTS.
          ----------------------------

     5.1 For purposes of this Agreement, "Intellectual Property" means the following items of intangible and tangible property:

          (i) Patents, whether in the form of utility patents or design patents and all pending applications for such patents;
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                                       4

          (ii) Trademarks, trade names, service marks, designs, logos, trade dress, and trade styles, whether or not registered, and all pending applications for registration of the same;

          (iii) Copyrights or copyrightable material, including but not limited to books, articles and publications, whether or not registered, and all pending applications for registration of the same;

          (iv) Inventions, research records, trade secrets, confidential information, product designs, engineering specifications and drawings, technical information, formulae, customer lists, supplier lists and market analyses;

          (v) Computer programs, including, without limitation, computer programs embodied in semiconductor chips or otherwise embodied, and related flow-charts, programmer notes, updates and data, whether in object or source code form; and

          (vi) Semiconductor chip designs, whether or not registered as mask works or topographies.

     5.2 The Consultant hereby assigns to the Company by way of future assignment all Intellectual Property, originated, conceived, written or made by the Consultant or its employees during the term of his service with the Company, which is developed by the Consultant or its employees in the course of the performance of the Consultant's services for the Company or in any way connected to the products or services of the Company or its subsidiaries, regardless of whether the Intellectual Property was made or acquired (i) during business hours, (ii) at the premises of the Company, (ii) with the assistance of material supplied by the Company or (iv) at the request of the Company.

     5.3 In furtherance of the foregoing Sections 5.1 and 5.2, the Consultant agrees that all fruits of the Consultant's and its employees' work in connection with the business of the Company or its subsidiaries, including all Intellectual Property and future products (an "Invention") which are invented or developed by the Consultant during the term of its service with the Company shall be wholly-owned by the Company, and the Company shall be entitled to deal therewith as it desires and register the Invention in its name or in the name of its subsidiaries. The duty of confidentiality in Section 4 shall also apply to any such Invention.

     5.4 Upon request, the Consultant or its employee will execute any instrument required to vest in the Company or its subsidiaries complete title and ownership to any Invention. The Consultant or its employee will, at the request of the Company, execute any necessary instrument to obtain legal protection in Israel and foreign countries for Inventions and for the purposes of vesting title thereto in the Company or its subsidiaries, all at the Company's expense and without any additional compensation of any kind to the Consultant. The Consultant irrevocably appoints the Company as its attorney in his name and on his behalf to execute all documents and do all things required in order to give full affect to the provisions of this Section.

     5.5 Consultant will not use, disclose to the Company, or induce the Company to use, during its service with the Company, any Intellectual Property or documents belonging to others.
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                                       5


     6.   COMPETITIVE ACTIVITY.
          --------------------

     6.1 COMPETITIVE ACTIVITY. The Consultant undertakes not, directly or indirectly (whether as owner, partner, consultant, employee or otherwise) at any time, during and for twelve (12) months following the termination of this Agreement, to engage in or contribute his knowledge to any work or activity that involves a product, process, service or development which is then directly competitive with the Companies' zinc-air energy systems and the same as or similar to a product, process, service or development specifically related to the Company's air-zinc energy system on which Menachem Korall worked or with respect to which Menachem Korall had access to Proprietary Information while with the Company.

     6.2 NO SOLICITATION. During the period specified Section 6.1 hereof, the Consultant will not solicit or encourage any customer or supplier of the Company or of any group, division or subsidiary of the Company, to terminate its relationship with the Company or any such group, division or subsidiary, and the Consultant will not, directly or indirectly, recruit or otherwise seek to induce any employee of the Company or any such group, division or subsidiary to terminate his or her employment or violate any agreement, with or duty to the Company or any such group, division or subsidiary.

     6.3 NO BREACH OF PREVIOUS OBLIGATIONS. Consultant represents that his service with the Company will not require the Consultant to violate or breach any obligation to or agreement or confidence with any previous or current employer or third party.

     6.4  A breach by Korall of any of the provisions of Sections 6.1 through
6.3 shall be deemed a breach by the Consultant of such provisions.

     7.   BREACH
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     7.1  BREACH BY CONSULTANT.  In the event of a breach by Consultant of any of the terms of this Agreement, the Company shall be entitled, if it shall so elect, to institute legal proceedings to obtain damages for any such breach, or to enforce the specific performance of this Agreement by Consultant and to enjoin Consultant from any further violation of this Agreement and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law. Consultant acknowledges, however, that the remedies at law for any breach by him of the provisions of this Agreement may be inadequate and that the Company shall be entitled to injunctive relief against him in the event of any breach. If the Company prevails in a proceeding for damages or injunctive relief, Consultant agrees that the Company, in addition to other relief, shall be entitled to reasonable attorney fees, costs, and the expenses of litigation incurred by the Company in securing the relief granted by the Court. Any payments due and owing to Consultant, as called for in this Agreement, shall be terminated immediately and shall no longer be due and owing to Consultant, upon his violation of any of the terms of this Agreement as confirmed by the Arbitrator described in Section 9.9 below. Consultant shall also be liable to repay any and all sums paid to it or paid on its behalf, including any cash or benefits granted to it, if Consultant violates any of the terms of this Agreement, to the extent so determined by the Arbitrator.

     7.2 BREACH BY COMPANY. In the event of a breach by the Company of the terms of this Agreement, Consultant shall be entitled to institute legal and/or
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                                       6

equitable proceedings to obtain damages and/or injunctive relief for any such breach and shall be entitled to recover interest at the legal rate on past due amounts. If the Arbitrator determines that the Company has breached this Agreement in bad faith, then all amounts payable to the Consultant under this Agreement shall be immediately due and payable.

8.  NOTICE
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    For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by registered mail, postage prepaid, addressed to the respective addresses set forth below or last given by each party to the other, except that notice of change of address shall be effective only upon receipt.

     The initial addresses of the parties for purposes of this Agreement shall be as follows:

     The Company:                       Electric Fuel Corporation
                                        c/o Electric Fuel Limited
                                        Attn:  Yehuda Harats, President

                                        Electric Fuel Limited
                                        5 Kiryat Mada Street
                                        Har Hotzvim Science Park
                                        PO Box 23073
                                        Jerusalem 91230 Israel
                                        Fax: (972-2)-589-0890
                                        Attn:  Yehuda Harats, President

     The Consultant:                    Shampi Ltd.
                                        Rechov Porath 14
                                        Jerusalem, Israel
                                        Tel: (972-2)-586-0560

9.   MISCELLANEOUS
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     9.1  WAIVER.  No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Consultant and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     9.2 GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Israel, without giving effect to the rules respecting conflict of law. The parties irrevocably submit to the exclusive jurisdiction of the courts of Jerusalem, Israel, in respect to any dispute or matter arising out of or connected with this Agreement.
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     9.3  "NIS EQUIVALENT".  The phrase "NIS equivalent" as used herein shall mean the equivalent in New Israeli Shekels of a U.S. dollar amount calculated at the representative rate of exchange last published prior to the time of payment.

     9.4 SET-OFFS. The Company shall be entitled to set-off any amounts owed to it by Consultant from any amounts that it owes to Consultant hereunder. The Consultant shall be entitled to set-off any amounts owed to it by the Company from any amounts that it owes to the Company hereunder.

     9.5 ENTIRE AGREEMENT. This Agreement, and the Termination Agreement between the Company and Menachem Korall dated the date hereof, constitute the entire agreement between the parties hereto and supersede all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made either party which are not expressly set forth in this Agreement.

     9.6  SUCCESSORS AND ASSIGNEES.

     (A) This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and the Company shall require such successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. The term "successors and assigns" as used herein shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

     (B) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by Consultant.

     9.7 SURVIVAL. The provisions of Sections 4, 5 and 6 of this Agreement shall survive the rescission or termination, for any reason, of this Agreement.

     9.8 SECTION HEADINGS. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     9.9 ARBITRATION. The parties agree that any dispute arising under or in connection with this Agreement shall be referred as expeditiously as possible, without delay, to arbitration in accordance with Israel's Arbitration Law, 1968. The Consultant shall select Harav Neuwirth as an arbitrator. The Company shall either agree to have Harav Neuwirth serve as a sole arbitrator, or shall select another rabbi as its own arbitrator, and such rabbi, together with Harav Neuwirth, shall select a third rabbi, and the matter will be heard by a panel consisting of the three arbitrators. The arbitrator(s) will not be bound by rules of procedure or substantive law. During the pendency of the arbitration, the Company shall pay all amounts owed to the Consultant into an escrow account to be maintained by Yigal Arnon & Co.
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                                       8

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and Consultant has executed this Agreement as of the day and year first above written.


ELECTRIC FUEL CORPORATION                    SHAMPI LTD.

BY:    ______________________                BY:    ______________________
NAME:  ______________________                NAME:  ______________________
TITLE: ______________________                TITLE: ______________________

ELECTRIC FUEL LIMITED

BY:    ______________________
NAME:  ______________________
TITLE: ______________________